                                                         PERFORMANCE CALCULATION

                                                     COLONIAL SMALL STOCK FUND - CLASS A

                                                             Year End: 6/30/95

                                                            Inception Date: 7/25/86


                                                                                           SINCE INCEPTION
                        1 YEAR ENDED 6/30/95            5 YEARS ENDED 6/30/95            7/25/86 TO 6/30/95

                      Standard    Non-Standard        Standard      Non-Standard     Standard      Non-Standard
                  -------------- ------------------ -------------- --------------- -------------- ------------------
Initial Inv.       $1,000.00       $1,000.00         $1,000.00       $1,000.00      $1,000.00       $1,000.00
Max. Load               5.75%                             5.75%                          5.75%

Amt. Invested        $942.50       $1,000.00           $942.50       $1,000.00        $942.50       $1,000.00
Initial NAV           $16.67          $16.67            $13.56          $13.56         $12.14          $12.14
Initial Shares        56.539          59.988            69.506          73.746         77.636          82.372

Shares From Dist.      0.000           0.000             0.287           0.270          6.893           7.315
End of Period NAV     $22.27          $22.27            $22.27          $22.27         $22.27          $22.27

Total Return           25.91%          33.59%            55.43%          64.83%         88.25%          99.73%

Average Annual
Total Return           25.91%          33.59%             9.22%          10.51%          7.33%           8.05%



                                      PERFORMANCE CALCULATION

                               COLONIAL SMALL STOCK FUND - CLASS B

                                         Year End: 6/30/95

                                       Inception Date: 11/9/92





                                                         SINCE INCEPTION
                     1 YEAR ENDED 6/30/95              11/9/92 TO 6/30/95
                Standard       Non-Standard       Standard      Non-Standard
                 -------------- ------------------ ------------- ------------

 Initial Inv.   $1,000.00      $1,000.00          $1,000.00      $1,000.00

 Amt. Invested  $1,000.00      $1,000.00          $1,000.00      $1,000.00
 Initial NAV       $16.47         $16.47             $13.01         $13.01
 Initial Shares    60.716         60.716             76.864         76.864

 Shares From Dis    0.000          0.000              0.000          0.000
 End of Period N   $21.85         $21.85             $21.85         $21.85

 CDSC                5.00%                             3.00%
 Total Return       27.67%         32.67%             64.95%         67.95%

 Average Annual
  Total Return      27.67%         32.67%             20.86%         21.69%